EXHIBIT 1



                   AMALGAMATION AND RE-ORGANIZATION AGREEMENT

     THIS AMALGAMATION AND RE-ORGANIZATION AGREEMENT made June 11, 2001


BETWEEN:

          ASPI EUROPE, INC., incorporated under the laws of Delaware

          ("ASPI")

AND:

          ASPI ALBERTA HOLDINGS INC., incorporated under the laws of Alberta

          ("Acquiror")

AND:

          GROWTHEXPERTS GROUP INC., incorporated under the laws of Alberta

          ("Target")

WHEREAS:

A. Pursuant to a letter of intent, dated April 29, 2001, between the Target and ASPI, ASPI wishes to acquire all of the issued and outstanding securities of the Target and combine their respective businesses into ASPI and intends to combine such businesses by way of an amalgamation between the Acquiror and the Target;

B. The Acquiror and the Target wish to amalgamate and continue as one corporation to be known as "GrowthExperts Group Inc." (the "Amalgamated Corporation" or "Amalco") in accordance with the terms and conditions hereof;

C. The parties intend for such amalgamation to be treated as a "reorganization" under Section 368(a) of the Internal Revenue Code of 1986, as amended; and

D. The parties have entered into this Agreement to provide for the matters referred to in the foregoing recitals and for other matters relating to the proposed amalgamation;

     NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and the covenants hereinafter contained, the parties hereto agree as follows:

                                   ARTICLE 1
                                 INTERPRETATION

1.1 Definitions. In this Agreement, unless there is something in the context or subject matter inconsistent therewith, the following defined terms shall have the meanings hereinafter set forth:

     (a) "Acquiror Common Shares" means the common shares in the capital of the Acquiror;

     (b) "Act" means the Business Corporations Act, S.A. 1981, c.B-15 as from time to time amended or re-enacted;

     (c) "Amalco Common Shares" means common shares in the capital of the Amalgamated Corporation as described in Schedule A to this Agreement;

     (d) "Amalco Exchangeable Shares" means non-voting exchangeable shares in the capital of the Amalgamated Corporation as described in Schedule A to this Agreement;

     (e) "Amalco Shares" means the Amalco Common Shares, or the Amalco Exchangeable Shares, as the case may be;

     (f) "Amalgamated Corporation" means the continuing corporation constituted upon the Amalgamation;

     (g) "Amalgamation" means the amalgamation of the Acquiror and the Target provided for herein;

     (h) "Amalgamation Date" means the date of the Certificate of Amalgamation issued under the Act in respect of the Amalgamation;

     (i) "Amalgamation Meeting" means the special meeting of the shareholders of the Target contemplated by Section 6.1(a);

     (j)  "Amended  and  Restated  Executive  Employment  Agreements"  means the
          Amended  and  Restated  Executive   Employment   Agreements,   in  the
          respective forms attached hereto as Schedule L;

     (k) "ASPI Financial Statements" means the audited financial statements of ASPI for the year ended December 31, 2000 and the unaudited financial statements of ASPI for the three (3) months ended March 31, 2001;

     (l)  "ASPI Common Stock" means common stock of ASPI;

     (m) "ASPI Special Share" means the one share of Special Voting Stock of ASPI, with a par value of $0.001, and having voting rights at meetings of holders of ASPI Common Stock, as described in Schedule M to this Agreement;

     (n) "Business Day" means any day other than a Saturday or Sunday or a statutory holiday in Alberta;

     (o) "Certificate of Amalgamation" means a certificate of amalgamation issued by the Registrar pursuant to the Act;

     (p) "Certificate of Non-U.S. Shareholder" means a certificate, in the form attached as Schedule F, signed by each of the non-U.S. holders of the Amalco Exchangeable Shares to this Agreement;

     (q) "Certificate of U.S. Shareholder" means a certificate, in the form attached as Schedule N, signed by each of the U.S. holders of the Amalco Exchangeable Shares to this Agreement;

     (r)  "Code" means the Internal Revenue Code of 1986, as amended;

     (s) "Depository" means Interwest Transfer Agent, or the entity otherwise designated by ASPI as the transfer agent of ASPI;

     (t) "Draft Target Financial Statements" means the unaudited financial statements of the Target for the year ended December 31, 2000 and the unaudited financial statements for the Target for the three (3) months ended March 31, 2000;

     (u) "Final Target Financial Statements" mean the audited financial statements of the Target for the years ended December 31, 1999 and 2000 and the unaudited financial statements for the Target for the three (3) months ended March 31, 2000;

     (v) "First Amended and Restated Stock Option Certificate" means the Amended and Restate Stock Option Certificate, in the form attached hereto as Schedule C, to be signed by each optionholder of the Target;

     (w) "Management of the Target" means all directors and officers of the Target;

     (x) "Registrar" means the Registrar of Corporations or a Deputy Registrar of Corporations for the Province of Alberta duly appointed under the Act;

     (y) "Target Common Shares" means the common shares in the capital of the Target;

     (z)  "Trustee" means trustee under the Voting and Exchange Agreement;

     (aa) "U.S. Securities Act" means the U.S. Securities Act of 1933, as amended; and

     (bb) "Voting and Exchange Agreement" means the agreement dated June __, 2001 among ASPI, Acquiror, Target, the Trustee and the holders of the Amalco Exchangeable Shares.

1.2 Interpretation Not Affected by Headings, etc. The division of this Agreement into articles, sections and subsections is for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof", "herein", and "hereunder" and similar expressions refer to this Agreement and not to any particular article, section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

1.3 Number, etc. Words importing the singular number shall include the plural and vice versa, words importing the use of any gender shall include all genders and words importing persons shall include firms and corporations and vice versa.

1.4 Date for Any Action. In the event that any date on which any action is required to be taken hereunder by any of the parties is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

1.5 Currency. Unless otherwise provided, all dollar amounts referred to in this Agreement are in lawful money of the United States of America.

                                   ARTICLE 2
                                     CLOSING

2.1 Closing. The closing of the transactions contemplated herein will take place on the Amalgamation Date, or such other date as may be agreed to by the parties hereto (the "Closing Date"). The closing may take place by exchange of the appropriate solicitor's undertakings, which will involve each party's solicitors delivering to his or her counterpart all required consideration and documentation, to be held in trust and not released until all required closing deliveries have been made and all conditions to closing have been satisfied or waived by the party which has the benefit of such conditions.

                                   ARTICLE 3
                                  AMALGAMATION
3.1 Amalgamation. The Acquiror and the Target agree to amalgamate pursuant to the provisions of Section 175 of the Act and to continue as one corporation effective on the Amalgamation Date on the terms and subject to the conditions set out herein.

3.2 Name. The name of the Amalgamated Corporation shall be "GrowthExperts Group Inc."

3.3 Registered Office. The registered office of the Amalgamated Corporation shall be situated at Donahue Ernst & Young, LLP, 1000, 440 - 2nd Avenue SW, Calgary, Alberta, T2P 5E9.

3.4 Authorized Capital. The Amalgamated Corporation shall be authorized to issue an unlimited number of Amalco Common Shares and Amalco Exchangeable Shares, which shares shall have the rights, privileges, restrictions and conditions set forth in the Articles of Amalgamation attached as Schedule A hereto.

3.5 Number of Directors. The number of directors of the Amalgamated Corporation shall be fixed at five (5).

3.6 First Directors. The first directors of the Amalgamated Corporation shall be:


              Name                               Address
              ----                               -------
          Scott L. Dow               435 Columbia Street, Suite 320
                                     Vancouver, BC, V3L 5N8

          Mitchell Eggers            435 Columbia Street, Suite 320
                                     Vancouver, BC, V3L 5N8

          Patrick McGrath            435 Columbia Street, Suite 320
                                     Vancouver, BC, V3L 5N8

          F. Thomas Winters, III     435 Columbia Street, Suite 320
                                     Vancouver, BC, V3L 5N8

          Damon Poole                435 Columbia Street, Suite 320
                                     Vancouver, BC, V3L 5N8

The first directors shall hold office until the earlier of the first annual general meeting of the shareholders of the Amalgamated Corporation, or the appointment or election of their successors. The subsequent directors shall be elected or appointed each year thereafter as provided for in the by-laws of the Amalgamated Corporation. The management and operation of the business and affairs of the Amalgamated Corporation shall be under the control of the board of directors as it is constituted from time to time.

3.7 Effect of Certificate of Amalgamation. On the Closing Date:

     (a) the Amalgamation of the Acquiror and the Target and their continuance as one corporation shall become effective;

     (b) the property of each of the Acquiror and the Target shall continue to be the property of the Amalgamated Corporation;

     (c) the Amalgamated Corporation shall continue to be liable for the obligations of each of the Acquiror and the Target;

     (d) any existing cause of action, claim or liability to prosecution shall be unaffected;

     (e) any civil, criminal or administrative action or proceeding pending by or against either the Acquiror or the Target may be continued to be prosecuted by or against the Amalgamated Corporation;

     (f) a conviction against, or ruling, order or judgment in favour of or against, either the Acquiror or the Target may be enforced by or against the Amalgamated Corporation; and

     (g) the Articles of Amalgamation shall be deemed to be the Articles of Incorporation of the Amalgamated Corporation and the Certificate of Amalgamation shall be deemed to be the Certificate of Incorporation for the Amalgamated Corporation.

3.8 Restrictions on Business. There shall be no restrictions on the business that the Amalgamated Corporation may carry on.

3.9 Articles of Amalgamation and By-laws. The Articles of Amalgamation of the Amalgamated Corporation shall be in the form set forth in Schedule A. The by-laws of the Amalgamated Corporation shall be the existing by-laws of the Acquiror.

3.10 General Effects of the Amalgamation.

     (a)  On the Closing Date:

          (i) subject to Section 3.10(b) below, the holder of the Acquiror Common Share shall receive one fully paid and non-assessable Amalco Common Share for each Acquiror Common Share, following which the Acquiror Common Share shall be cancelled; and

          (ii) subject to Section 3.10(b) below, the holders of the Target Common Shares shall receive four decimal one two seven five (4.1275) fully paid and non-assessable Amalco Exchangeable Shares for each Target Common Share, as set forth in Schedule B, following which all the Target Common Shares shall be cancelled; and

     (b) no fractional Amalco Common Shares or Amalco Exchangeable Shares will be issued to holders of the Acquiror Common Shares or the Target Common Shares, as all fractional shares shall be rounded to the nearest whole number of shares.

3.11 Non-Residents. Notwithstanding anything else herein contained, no Amalco Shares shall be delivered to any shareholder of the Target or the Acquiror who is, or who appears to the Amalgamated Corporation to be, a resident or citizen of the United States or any territory or possession thereof or any person who is, or who appears to the Amalgamated Corporation to be, a resident of any other foreign country unless the Amalgamated Corporation is satisfied that Amalco Shares may be lawfully delivered in the United States or in such other foreign country without further action by the Amalgamated Corporation.

3.12 Shares Registers and Share Certificates. On the Closing Date:

     (a) subject to Section 3.10(b) above, the registered holders of the Target Common Shares, shall be deemed to be the registered holders of the Amalco Exchangeable Shares to which they are entitled, calculated in accordance with the provisions hereof and the holders of share certificates representing such the Target Common Shares may surrender such certificates to Amalco and upon such surrender shall be entitled to receive share certificates representing the number of Amalco Exchangeable Shares to which they are so entitled; and

     (b) subject to Section 3.10(b) above, the registered holders of the Acquiror Common Shares shall be deemed to be the registered holders of the Amalco Common Shares to which they are entitled, calculated in accordance with the provisions hereof and the holders of share certificates representing such the Acquiror Common Shares may surrender such certificates to the Depository and upon such surrender shall be entitled to receive share certificates representing the number of Amalco Common Shares to which they are so entitled.

3.13 Stale Certificates. Any certificate formerly representing the Target Common Shares or the Acquiror Common Shares which is not deposited with Amalco on or prior to the first (1st) anniversary of the Closing Date shall cease to represent a right or claim of any kind or nature.

3.14 Target Stock Options.

     (a) On the Closing Date, each option to purchase the Target Common Shares issued to the persons and in the amounts identified on Schedule D attached hereto, whether vested or unvested, will be assumed by ASPI. Each such option so assumed by ASPI under this Agreement shall be governed by, and shall be subject to, the terms and conditions set forth in the documents governing such stock options, as such documents may be amended prior to the Closing Date, except that
(i) such option will be exercisable for that number of whole shares of ASPI Common Stock equal to the product of the number of shares of the Target Common Shares that were issuable upon exercise of such option immediately prior to the Closing Date multiplied pursuant to the exchange ratio contained within Section 3.10(a)(ii) and rounded up to the nearest whole number of ASPI Common Stock, and
(ii) the per share exercise price for ASPI Common Stock issuable upon exercise of such assumed option will be equal to the quotient determined by dividing the exercise price per share of the Target Common Shares at which such option was exercisable immediately prior to the Closing by the exchange ratio contained within Section 3.10(a)(ii), round to the nearest whole cent.

     (b) Consistent with the terms of the Target's Stock Option Plan, a copy of which is attached hereto as Schedule E, and the documents governing the outstanding options under such plan, the Amalgamation will not terminate any of the outstanding options under the Target's Stock Option Plan or accelerate the exercisability or vesting of such options or the ASPI Common Stock which will be subject to those options upon ASPI's assumption of the options in the Amalgamation. Within 15 Business Days after the Closing Date, ASPI will issue to each person who, immediately prior to the Closing Date was a holder of an outstanding option under the Target Stock Option Plan, a document consistent with this Agreement and such option evidencing the foregoing assumption of such option by ASPI.

3.15 Reorganization; No Representations by ASPI and Acquiror. The parties intend to adopt this Agreement as a plan of reorganization and to treat the Amalgamation as a reorganization in accordance with the provisions of Section 368(a)(1) of the Code for U.S. tax purposes. However, ASPI and Acquiror make no representations or warranty to Target or to any Target shareholder or other holder of Target securities (including, without limitation, stock options) regarding the U.S. tax treatment of the Amalgamation, whether the Amalgamation will qualify as a plan of reorganization under the Code, or any of the U.S. tax consequences to the

Target, any Target shareholder or holder of this Agreement, the Voting and Exchange Agreement, the Amalgamation or any of the other transactions or agreements contemplated hereby, and Target and the Target shareholders acknowledge that Target and the Target shareholders are relying solely on their own tax advisors in connection with this Agreement, the Amalgamation and the other transactions contemplated by this Agreement.

                                    ARTICLE 4
                                    COVENANTS

4.1 Covenants of the Target. The Target covenants and agrees with the Acquiror and ASPI that it will, from the date of execution hereof to the Closing Date, except with the prior written consent of the Acquiror and ASPI:

     (a) not declare or pay any dividends or make any distribution of its properties or assets to its shareholders or redeem shares of its capital;

     (b) not issue or commit to issue any shares of its capital or warrants or options to purchase such shares or any securities convertible into such shares, warrants or options except for the issuance of any securities on the exercise of options currently granted and outstanding under any executive or employee stock option plan to the persons and in the amounts identified on Schedule D;

     (c) not alter or amend in any way its articles of incorporation or by-laws as the same exist at the date of this Agreement;

     (d) not take any action which would be outside the ordinary course of business or which may result in a material adverse change in the affairs of the Target including, without limiting the generality of the foregoing, the entering into of employment, consultancy or severance agreements or other arrangements with any director or officer of the Target;

     (e) use its best efforts to obtain all necessary consents, assignments or waivers from third parties and amendments or terminations to any instrument or agreement and take such other measures as may be necessary to fulfill their obligations under and to carry out the transactions contemplated by this Agreement;

     (f) on or before June 11, 2001, or such later date as ASPI, and the Target may jointly determine, convene a special meeting of the shareholders of the Target for the purpose of approving the Amalgamation, this Agreement and the transactions contemplated hereby in accordance with the Act, with Management of the Target agreeing to vote in favor of the Amalgamation;

     (g) use its best efforts to cause each of the conditions precedent set forth in Sections 6.1 and 6.2 hereof to be complied with;

     (h) subject to the approval of the shareholders of each of the Target and the Acquiror being obtained for the completion of the Amalgamation and subject to all applicable regulatory approvals being obtained, thereafter jointly with the

          Acquiror file with the Registrar under the Act, Articles of Amalgamation in the form of Schedule A to this Agreement and such other documents as may be required to give effect to the Amalgamation upon and subject to the terms and conditions of this Agreement with an Amalgamation Date on or before June 15, 2001 or such later date as the Target and the Acquiror may jointly determine;

     (i) cause the Target to afford to ASPI and the Acquiror and their respective authorized representatives access during normal business hours to all properties, books, contracts, commitments, records of the Target and furnish such copies (certified if requested) thereof and other information as such parties may reasonably request, and to permit the ASPI and the Acquiror and their respective authorized representatives to make such audit of the books of account of the Target as ASPI and the Acquiror may reasonably see fit;

     (j) cause the Target to conduct its business and affairs diligently and only in the ordinary course and consistent with past practices, and preserve and maintain the assets, satisfactory relationships with suppliers, distributors and customers and goodwill of the Target;

     (k) not sell or otherwise in any way alienate or dispose of or encumber any of the Target's assets;

     (l) cause the Target to maintain insurance coverage of the scope and in the amounts presently held;

     (m) not expend any amounts, incur any liabilities, enter into any agreements, arrangements or make any commitments (whether absolute, contingent or otherwise), or make any offers that could result in any agreements or commitments, whether or not in the ordinary course of business, in an amount in excess of $50,000 without the prior written consent of ASPI;

     (n) use its best efforts to obtain an executed Certificate of Non-U.S. Shareholder or Certificate of U.S. Shareholder, in the forms attached hereto as Schedule F and N, respectively, from all the shareholders of the Target and deliver all such certificates to ASPI on or before the Closing Date; and

     (o) obtain an executed First Amended and Restated Stock Option Certificate from each optionholder of the Target, as identified on Schedule D, and deliver all such certificates to ASPI on or before the Closing Date.

4.2 Covenants of ASPI and the Acquiror. ASPI and the Acquiror each covenant and agree with the Target that each of them will, from the date of execution hereof to the Closing Date, except with the prior written consent of the Target:

     (a) not declare or pay any dividends or make any distribution of its properties or assets to its shareholders or redeem shares of its capital;

     (b) not in the case of the Acquiror only, issue or commit to issue any shares of its capital or warrants or options to purchase such shares or any securities convertible into such shares, warrants or options;

     (c) not alter or amend in any way the Acquiror's Articles of Incorporation as the same exist at the date of this Agreement except as is necessary to give effect to the Amalgamation;

     (d) not take any action which would be outside the ordinary course of business or which may result in a material adverse change in the affairs of ASPI or the Acquiror.

     (e) use its best efforts to obtain all necessary consents, assignments or waivers from third parties and amendments or terminations to any instrument or agreement and take such other measures as may be necessary to fulfill its obligations under and to carry out the transactions contemplated by this Agreement;

     (f) on or before June 11, 2001, the Acquiror shall obtain shareholder approval of this Agreement and the transactions contemplated hereby in accordance with the Act or other governing corporate statutes;

     (g) use its best efforts to cause each of the conditions precedent set forth in Sections 6.1 and 6.3 hereof to be complied with;

     (h) in the case of the Acquiror, subject to the approval of the shareholders of each of the Target and the Acquiror being obtained and subject to all applicable regulatory approvals being obtained, thereafter jointly with the Target file with the Registrar under the Act, Articles of Amalgamation in the form of Schedule A to this Agreement and such other documents as may be required to give effect to the Amalgamation upon and subject to the terms and conditions of this Agreement with an Amalgamation Date on or before June 15, 2001 or such other date as the Target and the Acquiror may jointly determine;

     (i) cause to be reserved for issuance that number of shares of common stock of ASPI as are equal in number to the Amalco Exchangeable Shares;

     (j) take all such steps as soon as practicable to create and designate the APSI Special Share as described in Schedule M to this Agreement;

     (k) cause ASPI to afford to the Target and its respective authorized representatives access during normal business hours to all properties, books, contracts, commitments, records of ASPI and furnish such copies (certified if requested) thereof and other information as such parties may reasonably request, and to permit the Target and its respective authorized representatives to make such audit of the books of account of ASPI as the Target may reasonably see fit;

     (l) cause ASPI to conduct its business and affairs diligently and only in the ordinary course and consistent with past practices, and preserve and maintain the assets and goodwill of ASPI;

     (m) not expend any amounts, incur any liabilities, enter into any agreements, arrangements or make any commitments (whether absolute, contingent or otherwise), or make any offers that could result in any agreements or commitments, whether or not in the ordinary course of business, in an amount in excess of $50,000 without the prior written consent of the Target;

     (n) not sell or otherwise in any way alienate or dispose of or encumber any of the ASPI's material assets; and

     (o) cause ASPI to maintain insurance coverage of the scope and in the amounts presently held.

                                   ARTICLE 5
                         REPRESENTATIONS AND WARRANTIES

5.1 Representations and Warranties of the Target. The Target represents and warrants to and in favour of the Acquiror and ASPI and acknowledges that the Acquiror and ASPI are relying upon such representations and warranties in connection with entering into this Agreement and in concluding the transactions contemplated by this Agreement, that:

     (a) the Target is a corporation duly organized, validly existing and current and up-to-date with respect to all filings required under the laws of its jurisdiction of incorporation and has the corporate power to own or lease its property and assets and to carry on business as now owned and conducted and the Target has the corporate power to enter into this Agreement and perform its obligations hereunder;

     (b) the Target is duly qualified to carry on business, and is in good standing in each jurisdiction in which the character of its properties, owned or leased, or the nature of its activities makes such qualification necessary;

     (c) the authorized capital of the Target consists of an unlimited number of the Target Common Shares of which 2,362,197 of the Target Common Shares are issued and outstanding as at the date hereof to the persons and in the amounts identified on Schedule G attached hereto;

     (d) stock options which entitle the holders thereof to acquire up to 553,600 Target Common Shares have been granted by the Target and are outstanding to the persons and in the amounts identified on Schedule D attached hereto;

     (e) no person, firm or corporation will have, immediately prior to the Closing Date, any agreement, warrant or option, or any right capable of becoming an agreement, warrant or option, for the purchase of any unissued shares in the capital of the Target or any securities
          convertible  into  such  shares,   except  for  the  issuance  of
          any securities on the exercise of options currently granted and outstanding under any executive or employee stock option plan to the persons and in the amounts identified on Schedule D attached hereto;

     (f) subject to shareholder approval, the Target is duly authorized by its board of directors to execute and deliver this Agreement and this Agreement is a valid and binding agreement, enforceable against the Target in accordance with its terms except as limited by laws of general application affecting the rights of creditors;

     (g) the Target does not have any specific information relating to the Target which is not generally known or which has not been disclosed to the Acquiror and ASPI and which if known could reasonably be expected to have a material adverse effect on the value of the Target;

     (h) the Target has not made any untrue statement to ASPI or the Acquiror nor has it failed to state a material fact that is required to be stated or that is necessary to prevent a statement that is made from being materially false or misleading in the circumstances in which it was made;

     (i) the Target is not aware of any infringement by it of any patent, trademark or copyright registered in the United States or Canada;

     (j) the making of this Agreement and the completion of the transactions contemplated hereby and the performance of and compliance with the terms hereof does not and will not:

          (i) conflict with or result in a breach of or violate any of the terms, conditions, or provisions of the constating documents of the Target,

          (ii) conflict with or result in a breach of or violate any of the terms, conditions or provisions of any law, judgment, order, injunction, decree, regulation or ruling of any court or governmental authority, domestic or foreign, to which the Target is subject or constitute or result in a default under any agreement, contract or commitment to which the Target is a party,

          (iii)subject to obtaining any necessary consents of applicable regulatory authorities, give to any person any remedy, cause of action, right of termination, cancellation or acceleration in or with respect to any agreement, contract, or commitment to which the Target is a party,

          (iv) give to any government or governmental authority, including any governmental department, commission, bureau, board, or administrative agency any right of termination, cancellation, or suspension of, or constitute a breach of or result in a default under any permit, license, control, or authority issued to any of the entities and which is necessary or desirable in connection with the conduct and operation of the business of the Target as currently conducted,

          (v) subject to obtaining any necessary consents of applicable regulatory authorities, constitute a default by the Target or an event which, with the giving of notice or lapse of time or both, might constitute an event of default or non-observance under any agreement, contract, indenture or other instrument relating to any indebtedness of the Target which would give any person the right to accelerate the maturity for the payment of any amount payable under that agreement, contract, indenture, or other instrument, or

          (vi) result in the imposition of any encumbrance, charge or lien upon any of the Target's assets;

     (k) the Draft Target Financial Statements were prepared in accordance with United States generally accepted accounting principles applied on a basis consistent with prior reporting periods, are true and correct in every material respect and present fairly and accurately the financial condition and position of the Target as at the date thereof and the results of the operations of the Target for such applicable periods;

     (l) the Final Target Financial Statements will be prepared in accordance with United States generally accepted accounting principles applied on a basis consistent with prior reporting periods, will be true and correct in every material respect and will present fairly and accurately the financial condition and position of the Target as at the date thereof and the results of the operations of the Target for such applicable periods

     (m) all the accounts receivable of the Target reflected in the Draft Target Financial Statements represent valid obligations arising from sales actually made in the ordinary course of business and have been collected or are, to the best of the Target's knowledge, good and collectible in the aggregate recorded amounts thereof and can reasonably be anticipated to be paid in full, without set-off, within 90 days after the day on which the obligations first become due;

     (n) the Target's agreements for the purchase of computer software, computer hardware, telephone equipment and office furniture with Bell Intrigna are still in effect, valid, binding and enforceable;

     (o) on the Closing Date, the Target shall have no material financial liabilities or outstanding indebtedness, except as is disclosed in the Draft Target Financial Statements;

     (p) the Target has good and marketable title to all of its assets, and such assets are free and clear of any financial encumbrances not disclosed in the Draft Target Financial Statements and during the intervening period from the date of the Draft Target Financial Statements and the Closing Date, the Target has done no act or thing, nor has the Target suffered or permitted any act or omission, whereby its title to any of its assets may be cancelled or terminated;

     (q) other than approvals and filings required under applicable securities laws, no authorization, approval, order, license, permit or consent of any governmental authority, regulatory body or court, and no registration, declaration or filing by the Target with any such governmental authority, regulatory body or court is required in order for the Target to complete the contemplated purchase and sale, to duly perform and observe the terms and provisions of this Agreement, and to render this Agreement legal, valid, binding and enforceable in accordance with its terms;

     (r) there is no basis for and there are no actions, suits, judgments, investigations or proceedings outstanding or pending, or to the knowledge of the Target, threatened against or affecting the Target or any of its property or assets at law or in equity or before or by any court or federal, state, municipal or other governmental authority, department, commission, board, tribunal, bureau or agency;

     (s)  the  Target  not  has   guaranteed,   or  agreed  to  guarantee,   any
          indebtedness or other obligation of any person except as described in the Draft Target Financial Statements;

     (t) the corporate records of the Target, as required to be maintained by it under its respective statute of incorporation and constating documents, are accurate, complete and up-to-date in all material respects and all material transactions of the Target have been properly recorded in its books or filed with its records;

     (u) the Target holds all permits, licenses, consents and authorizations issued by any governmental authority which are necessary in connection with the operation of its business and the ownership of its assets;

     (v) the Target has filed all necessary tax returns and in all jurisdictions required to be filed by it, all returns affecting workers compensation with the appropriate agency, incorporation capital tax returns, if required, and any other material reports and information required to be filed it with any governmental authority and all such filings are true, complete and correct;

     (w) the Target has paid all taxes payable by it as when and due; the Target has withheld and remitted to tax collection authorities such taxes as are required by law to be withheld and remitted as and when due; the Target has paid all instalments of corporate taxes due and payable, and there is not presently outstanding nor does it expect to receive any notice of reassessment from any applicable tax collecting authority;

     (x) the Target has not declared or paid any dividends of any kind or declared or made any other distributions of any kind whatsoever including, without limitation, by way of redemption, repurchase or reduction of its authorized capital;

     (y) other than as has been disclosed to ASPI on Schedule H attached hereto, the Target does not have outstanding any material contractual obligations whatsoever relating to or affecting the conduct of its business, the Target's relationships with its material customers or business partners or any of its assets or for the purchase, sale or leasing of any property other than those contracts entered into by the Target in the course of its normal and ordinary day-to-day business;

     (z) other than as has been disclosed to ASPI on Schedule H attached hereto, there are no management contracts or consulting contracts to which the Target is a party or by which it is bound, and save and except as disclosed in the Draft Target Financial Statements no amount is payable or has been agreed to be paid by it to any person as remuneration, pension, bonus, share of profits or other similar benefit and no director, officer or member, or former director, officer or member, of the Target, nor any associate or affiliate of any such person, has any claim of any nature against, or indebted to, the Target;

     (aa) except as has been disclosed to ASPI, there has been no material adverse change in financial condition and position of the Target and no damage, loss, destruction or other change in circumstances materially affecting the prospects, business, property or assets of it or its right or capacity to carry on business since the date of the Draft Target Financial Statements;

     (bb) the Target has not incurred any obligation or liability, contingent or otherwise, for brokerage fees, finder's fees, agent's commission or other similar forms of compensation with respect to the transactions contemplated herein; and

     (cc) with the exception of Thomas Winters, Eric Clare and Bruce Francom, all shareholders of the Target:

          (i) are not "U.S. Persons" as such term is defined by Rule 902 of Regulation S under the U.S. Securities Act (the definition of which includes, but is not limited to, an individual resident in the U.S. and an estate or trust of which any executor or administrator or trust, respectively is a U.S. Person and any partnership or corporation organized or incorporated under the laws of the U.S.),

          (ii) were all outside the U.S. when the shareholders of the Target approved of the Amalgamation pursuant to Subsection 4.1(f),

          (iii)acknowledge and agree the Amalco Exchangeable Shares and ASPI Common Stock are not being acquired, directly or indirectly, for the account or benefit of a U.S. Person or a person in the United States,

          (iv) acknowledge and agree not to engage in hedging transactions with regard to the Amalco Exchangeable Shares and ASPI Common Stock prior to the expiration of the one (1) year distribution compliance period set forth in Rule 903(b)(3) of Regulation S under the U.S. Securities Act, and

          (v) acknowledge and agree with ASPI that ASPI shall refuse to register any transfer of the Almaco Exchangeable Shares and ASPI Common Stock not made in accordance with the provisions of Regulation S, pursuant to registration under the U.S. Securities Act, or pursuant to an available exemption from registration under the U.S. Securities Act.

5.2 Representations and Warranties of ASPI and the Acquiror. Each of ASPI and the Acquiror jointly and severally represent and warrant to and in favour of the Target, and acknowledge that the Target is relying upon such representations and warranties in connection with entering into this Agreement and in concluding the transactions contemplated by this Agreement, that:

     (a) ASPI and the Acquiror are corporations duly organized, validly existing and current and up-to-date with respect to all filings required under the laws of their respective jurisdictions of incorporation and have the corporate power to own or lease their property and assets and to carry on business as now conducted and ASPI and the Acquiror has the corporate power to enter into this Agreement and perform its obligations hereunder;

     (b) the authorized capital of the Acquiror at the date hereof consists of an unlimited number of the Acquiror Common Shares of which one (1) of the Acquiror Common Shares is issued and outstanding as at the date hereof;

     (c)  as at the date hereof the authorized capital of ASPI of consists of:

          (i) 50,000,000 shares of common stock, with each share having a par value of $0.001, of which 7,172,647 shares are issued and outstanding,

          (ii) 50,000,000 shares of preferred stock, of which none are issued and outstanding;

     (d) ASPI and the Acquiror are each duly authorized to execute and deliver this Agreement and this Agreement is a valid and binding agreement, enforceable against each of ASPI and the Acquiror in accordance with its terms except as may be limited by laws of general application affecting the rights of creditors;

     (e) no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority is required by or with respect to the Acquiror in connection with the execution and delivery of this Agreement by the Acquiror or the consummation by the Acquiror of the transactions contemplated hereby;

     (f) no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority is required by or with respect to ASPI in connection with the execution and delivery of this Agreement by ASPI or the consummation by ASPI of the transactions contemplated hereby, except for such consents, approvals, orders, authorizations, registrations, declarations, qualifications or filings as may be required by the National Association of Securities Dealers and under applicable federal and state securities laws in connection with the transactions set forth herein;

     (g) there is no basis for and there are no actions, suits, judgments, investigations or proceedings outstanding or pending, or to the knowledge of ASPI or the Acquiror, threatened against or affecting ASPI or the Acquiror or any of its property or assets at law or in equity or before or by any court or federal, state, municipal or other governmental authority, department, commission, board, tribunal, bureau or agency;

     (h) to the best of ASPI's knowledge, there are no orders ceasing or suspending trading in the securities of ASPI and no proceedings for this purpose have been instituted or are pending or threatened;

     (i) neither the Acquiror and ASPI have any specific information relating to ASPI or the Acquiror which is not generally known or which has not been disclosed to the Target and which if known could reasonably be expected to have a material adverse effect on the value of the ASPI Common Stock or the Amalco Exchangeable Shares or on ASPI or the Acquiror as a whole;

     (j) neither of the Acquiror and ASPI have made any untrue statement to the Target nor has any of them failed to state a material fact that is required to be stated or that is necessary to prevent a statement that is made from being materially false or misleading in the circumstances in which it was made;

     (k) neither of the Acquiror and ASPI are aware of any infringement by ASPI or the Acquiror of any patent, trademark or copyright registered in the United States or Canada;

     (l) no person, firm or corporation will have, immediately prior to the Closing Date, any agreement, warrant or option, or any right capable of becoming an agreement, warrant or option, for the purchase of any unissued shares in the capital of ASPI or the Acquiror or any securities convertible into such shares, except for:

          (i) the issuance of any securities on the exercise of options currently granted and outstanding under any executive or employee stock option plan and the arrangements to the persons and in the amounts identified on Schedule I attached hereto, and

          (ii) the issuance of up to an additional 200,000 options to purchase shares of common stock of ASPI at exercise price of no less than $2.00 per share;

     (m) each of the Acquiror and ASPI are duly qualified to carry on business, and are in good standing, in each jurisdiction in which the character of their properties, owned or leased, or the nature of their activities makes such qualification necessary;

     (n) the making of this Agreement and the completion of the transactions contemplated hereby and the performance of and compliance with the terms hereof does not and will not:

          (i) conflict with or result in a breach of or violate any of the terms, conditions, or provisions of the constating documents of either ASPI or the Acquiror,

          (ii) conflict with or result in a breach of or violate any of the terms, conditions or provisions of any law, judgment, order, injunction, decree, regulation or ruling of any court or governmental authority, domestic or foreign, to which any of ASPI or the Acquiror are subject or constitute or result in a default under any agreement, contract or commitment to which any of ASPI or the Acquiror are a party,

          (iii)subject to obtaining any necessary consents of applicable regulatory authorities, give to any person any remedy, cause of action, right of termination, cancellation or acceleration in or with respect to any agreement, contract, or commitment to which ASPI or the Acquiror are a party,

          (iv) give to any government or governmental authority, including any governmental department, commission, bureau, board, or administrative agency any right of termination, cancellation, or suspension of, or constitute a breach of or result in a default under any permit, license, control, or authority issued to any of the entities and which is necessary or desirable in connection with the conduct and operation of the business of each of ASPI or the Acquiror as currently conducted,

          (v) subject to obtaining any necessary consents of applicable regulatory authorities, constitute a default by ASPI or the Acquiror or an event which, with the giving of notice or lapse of time or both, might constitute an event of default or non-observance under any agreement, contract, indenture or other instrument relating to any indebtedness of ASPI or the Acquiror which would give any person the right to accelerate the maturity for the payment of any amount payable under that agreement, contract, indenture, or other instrument, or

          (vi) result in the imposition of any encumbrance, charge or lien upon any of ASPI's of the Acquiror's assets;

     (o) the ASPI Financial Statements were prepared in accordance with United States generally accepted accounting principles applied on a basis consistent with prior reporting periods, are true and correct in every material respect and present fairly and accurately the financial condition and position of ASPI as at the date thereof and the results of the operations of ASPI for such applicable periods;

     (p) on the Closing Date, ASPI shall have no financial liabilities or outstanding indebtedness, except as is disclosed on the ASPI Financial Statements, with the exception of a $165,000 convertible promissory note payable to Digimark Capital

          Corporation dated May 2, 2001, of which $150,000 was advanced by ASPI to the Target;

     (q) ASPI has good and marketable title to all of its respective assets and such assets are free and clear of any financial encumbrances not disclosed in the ASPI Financial Statements and during the intervening period from the date of the ASPI Financial Statements and the Closing Date, ASPI has done no act or thing, nor has ASPI suffered or permitted any act or omission, whereby its title to any of its assets may be cancelled or terminated;

     (r) ASPI has not guaranteed, or agreed to guarantee, any indebtedness or other obligation of any person except as described in the ASPI Financial Statements;

     (s)  the  Acquiror  has  not  guaranteed,   or  agreed  to  guarantee,  any
          indebtedness or other obligation of any person;

     (t) the corporate records of ASPI and the Acquiror, as required to be maintained by it under its respective statute of incorporation and constating documents, are accurate, complete and up-to-date in all material respects and all material transactions of ASPI and the Acquiror have been promptly and properly recorded in each of its books or filed with its records;

     (u) each of the Acquiror and ASPI holds all permits, licenses, consents and authorizations issued by any governmental authority which are necessary in connection with the operation of each of its business and the ownership of each of its assets;

     (v) each of the Acquiror and ASPI has filed all necessary tax returns and in all jurisdictions required to be filed by it, all returns affecting workers compensation with the appropriate agency, incorporation capital tax returns, if required, and any other material reports and information required to be filed by ASPI or the Acquiror with any governmental authority;

     (w) each of the Acquiror and ASPI has paid all taxes payable by either of them as when and due; each of the Acquiror and ASPI has withheld and remitted to tax collection authorities such taxes as are required by law to be withheld and remitted as and when due; each of the Acquiror and ASPI has paid all instalments of corporate taxes due and payable, and there is not presently outstanding nor does ASPI or the Acquiror expect to receive any notice of reassessment from any applicable tax collecting authority;

     (x) other than as has been disclosed to the Target through ASPI's public filings with the U.S. Securities and Exchange Commission, ASPI has no outstanding material contractual obligations whatsoever relating to or affecting the conduct of its businesses or any of its assets or for the purchase, sale or leasing of any assets other than those contracts entered into by ASPI in the course of its normal and ordinary day-to-day business;

     (y) there are no management contracts or consulting contracts to which ASPI is a party or by which it is bound, and save and except as disclosed in the ASPI Financial Statements, no amount is payable or has been agreed to be paid by ASPI to any person as remuneration, pension, bonus, share of profits or other similar benefit and no director, officer or member, or former director, officer or member, of ASPI, nor any associate or affiliate of any such person, has any claim of any nature against, or indebted to, ASPI;

     (z) there has been no material adverse change in financial condition and position of ASPI and no damage, loss, destruction or other change in circumstances materially affecting the business, property or assets of ASPI or its right or capacity to carry on business since the date of the ASPI Financial Statements, with the exception of a $165,000 convertible note payable to Digimark Capital Corporation dated May 2, 2001, of which $150,000 was advanced by ASPI to the Target; and

     (aa) there has been no material adverse change in the affairs, operations or business of ASPI from that reflected in the Form 10-Q of ASPI for the three (3) month period ended March 31, 2001.

                                   ARTICLE 6
                              CONDITIONS PRECEDENT

6.1 General Conditions Precedent - Amalgamation. The respective obligations of the parties hereto to consummate the Amalgamation are subject to the satisfaction, on or before the Closing Date, of the following conditions any of which may be waived by the mutual consent of such parties without prejudice to their rights to rely on any other or others of such conditions:

     (a) this Agreement and the transactions contemplated hereby, including in particular the Amalgamation, shall have been approved by:

          (i) the required two-thirds (2/3) of the votes of the shareholders of the Target pursuant to the Act who, being entitled to do so, vote in person at the Amalgamation Meeting, and

          (ii) the Acquiror's  shareholder in accordance  with the provisions of
               the   Act   and  in   accordance   with   applicable   regulatory
               requirements;

     (b) all consents, orders, approvals and authorizations, including regulatory and judicial approvals and orders, required or necessary for the completion of the Amalgamation, shall have been obtained on terms and conditions satisfactory to each of the Target, ASPI and the Acquiror acting reasonably;

     (c) there shall not be in force any order or decree making illegal, restraining or enjoining the consummation of the transactions contemplated by this Agreement, including without limitation the Amalgamation; and

     (d)  this Agreement shall not have been terminated.

6.2 Conditions to the Amalgamation Obligations of the Target. The obligations of the Target to consummate the Amalgamation is subject to the satisfaction, on or before the Closing Date, of the following conditions:

     (a) each of the acts and undertakings of ASPI and the Acquiror to be performed on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed by each of them;

     (b) ASPI and the Acquiror shall have furnished the Target with certified copies of the resolutions duly passed by the board of directors of ASPI and the Acquiror and by the shareholders of the Acquiror approving this Agreement and the consummation of the transactions contemplated hereby;

     (c) no material adverse change shall have occurred in the affairs, operations or business of each of ASPI or the Acquiror, taken as a whole, from and after the date hereof and no material adverse change shall have occurred in the financial condition of ASPI, from that reflected in the ASPI Financial Statements;

     (d) ASPI, the Acquiror, the Target, the Trustee and the holders of the Target Common Shares shall have agreed on terms to a support agreement and voting and exchange agreement substantially in the form set forth in Schedule J (the "Support Agreement") and Schedule K (the "Voting and Exchange Agreement") effective on the Closing Date that are acceptable to the Target;

     (e) on or before the closing date ASPI has created and designated the ASPI Special Voting Share;

     (f) except as affected by the transactions contemplated by this Agreement, the representations and warranties of ASPI and the Acquiror contained in Section 5.2 shall be true in all material respects immediately prior to the Closing Date with the same effect as though such representations and warranties had been made at and as of such time and the Target shall have received certificates to that effect dated the Closing Date, or such other date as agreed to by the parties but in any event not later than the day preceding the Closing Date from two officers of ASPI and the Acquiror, respectively, to the best of their information and belief having made reasonable inquiry and having no knowledge to the contrary;

     (g) all covenants, agreements and obligations hereunder on the part of the Acquiror and ASPI to be performed or complied with at or prior to the Closing Date have been performed and complied with as at the Closing Date;

     (h) on or before the Closing Date, no federal, state, provincial, regional or municipal government of any country applicable to ASPI and its business or any agency thereof will have enacted any statute or regulation, announced any policy or taken any action that will materially and adversely affect ASPI;

     (i) on or before the Closing Date, no action, suit or proceeding concerning ASPI will be pending or threatened by or before any court
          of  competent   jurisdiction   or
          governmental entity wherein an unfavourable judgment, order, decree, stipulation or injunction would affect materially and adversely ASPI, and no such judgment, order, decree stipulation or injunction will be in effect; and

     (j) ASPI shall have completed a financing by way of a private placement pursuant to which a minimum of $1,500,000 of gross proceeds to ASPI will have been raised, which shall include the $165,000 convertible note payable to Digimark Capital Corporation dated May 2, 2001.

The conditions described above are for the exclusive benefit of the Target and may be asserted by the Target regardless of the circumstances or may be waived by the Target in its sole discretion, in whole or in part, in writing at any time and from time to time without prejudice to any other rights which the Target may have.

6.3 Conditions to the Amalgamation Obligations of ASPI and the Acquiror. The obligations of ASPI and the Acquiror to consummate the Amalgamation are subject to the satisfaction, on or before the Closing Date, of the following conditions:

     (a) each of the acts and undertakings of the Target to be performed pursuant to the terms of this Agreement shall have been duly performed by the Target;

     (b) the Target shall have furnished ASPI and the Acquiror with certified copies of the resolutions duly passed by the board of directors of the Target and by the shareholders of the Target approving this Agreement and the consummation of the transactions contemplated hereby;

     (c) no material adverse change shall have occurred in the affairs, operations or business of the Target from and after the date hereof and no material adverse change shall have occurred in the financial condition of the Target, from that reflected in the Draft Target Financial Statements;

     (d) except as affected by the transactions contemplated by this Agreement, the representations and warranties of the Target contained in Section
          5.1 shall be true in all material respects immediately prior to Closing Date with the same effect as though such representations and warranties had been made at and as of such time and ASPI shall have received a certificate to that effect, dated the Closing Date, or such other date as agreed to by the parties but in any event not later than the day preceding the Closing Date, of two officers of the Target to the best of their information and belief having made reasonable inquiry and having no knowledge to the contrary;

     (e) all covenants, agreements and obligations hereunder on the part of the Target to be performed or complied with at or prior to the Closing Date have been performed and complied with at and as of the Closing;

     (f) on or before the Closing Date, no federal, state, provincial, regional or municipal government of any country applicable to the Target and its business or any agency thereof will have enacted any statute or regulation, announced any policy or taken any action that will materially and adversely affect the Target;

     (g) on or before the Closing Date, no action, suit or proceeding concerning the Target will be pending or threatened by or before any court of competent jurisdiction or governmental entity wherein an unfavourable judgment, order, decree, stipulation or injunction would affect materially and adversely the Target, and no such judgment, order, decree stipulation or injunction will be in effect;

     (h) before the Closing Date, the Target shall deliver, in accordance with United States generally accepted accounting principles, the Final Target Financial Statements;

     (i) before the Closing Date, the Target shall deliver to ASPI, Amended and Restated Executive Employment Agreements, substantially in the form attached hereto as Schedule L, and the First Amended and Restated Stock Option Certificates, substantially in the form attached hereto as Schedule C, for all employees and/or optionholders of the Target; and

     (j) pursuant to Subsection 5.1(cc), for those persons named as not meeting the requirements of such subsection, the Target shall deliver a Certificate of U.S. Shareholder for each such individual in the form attached hereto as Schedule N.

The conditions described above are for the exclusive benefit of ASPI and the Acquiror and may be asserted by ASPI or the Acquiror regardless of the circumstances or may be waived by each of ASPI or the Acquiror in their respective sole discretion, in whole or in part, in writing at any time and from time to time without prejudice to any other rights which ASPI of the Acquiror may have.

                                   ARTICLE 7
                             TRANSACTIONS AT CLOSING

7.1 Transactions of the Target. On or before the Closing Date, the Target will execute and deliver or cause to be executed and delivered all documents, instruments, resolutions and share certificates as are necessary to effect the transactions contemplated by this Agreement, including the following:

     (a) certified copies of the resolutions duly passed by the board of directors of the Target and by the shareholders of the Target approving this Agreement and the consummation of the transactions contemplated hereby;

     (b) executed copies of this Agreement, the Support Agreement and the Voting and Exchange Agreement;

     (c) all corporate records and books of account of the Target including, minute books, share register books, share certificate books and annual reports;

     (d)  the corporate seals of the Target if any;

     (e) a closing warranty and certificate from the Target confirming that the conditions to be satisfied by the Target, unless waived, set out in
          Section 6.1 and 6.2 have been satisfied at the Closing Date and that all representations and warranties of the Target contained in this Agreement are true at and as of the Closing Date;

     (f) an opinion of the Target solicitors addressed to ASPI and the Acquiror and their respective solicitors in a form reasonably satisfactory to such solicitors;

     (g) all such other documents and instruments as ASPI's and the Acquiror's solicitors may reasonably require; and

     (h) all Certificates of Non-U.S. Shareholders and Certificates of U.S. Shareholders identified in Subsections 5.1(cc) and 6.3(j).

7.2 Transactions of ASPI and the Acquiror. On or before the Closing Date, ASPI and the Acquiror will execute and deliver or cause to be executed and delivered all documents, instruments, resolutions and share certificates as are necessary to effect the transactions contemplated by this Agreement, including the following:

     (a) certified copies of the resolutions duly passed by the board of directors of each of ASPI and the Acquiror and by the shareholders of the Acquiror approving this Agreement and the consummation of the transactions contemplated hereby;

     (b) executed copies of this Agreement, the Support Agreement and the Voting and Exchange Agreement;

     (c) a closing warranty and certificate from the ASPI and the Acquiror confirming that the conditions to be satisfied by the ASPI and the Acquiror, unless waived, set out in Section 6.1 and 6.3 have been satisfied at the Closing Date and that all representations and warranties of the ASPI and the Acquiror contained in this Agreement are true at and as of the Closing Date;

     (d) certificates representing the appropriate number of Amalco Exchangeable Shares issuable to the shareholders of the Target and a certificate representing the ASPI Special Share issuable to the Trustee;

     (e) an opinion of ASPI's solicitors addressed to the Target and its respective solicitors in a form reasonably satisfactory to such solicitors;

     (f) resignation and release in writing of Raeanne Steele, a director of ASPI, to be effective upon the Closing Date;

     (g) a directors' resolution of ASPI accepting the resignation of Raeanne Steele as a director of ASPI and appointing each of Tom Winters, Scott Dow and Mitchell Eggers as directors of ASPI; and

     (h) all such other documents and instruments as the Target's and the Target's solicitors may reasonably require.

                                   ARTICLE 8
                                   NON-MERGER

8.1 Survival of Representations, Warranties, Covenants and Agreements of the Target. The representations, warranties, covenants and agreements of the Target contained herein and those contained in the documents and instruments delivered pursuant hereto will be true at and as of the Closing Date as though made at the Closing Date and will survive the Closing Date for a period ending twelve (12) months after Closing Date, and notwithstanding the completion of the transactions herein contemplated, the waiver of any condition contained herein (unless such waiver expressly releases the Target of such representation, warranty, covenant or agreement), or any investigation by the Acquiror or ASPI, the same will remain in full force and effect for the said same twelve (12) month period after the Closing Date.

8.2 Survival of Representations, Warranties, Covenants and Agreements of ASPI. The representations, warranties, covenants and agreements of ASPI contained herein and those contained in the documents and instruments delivered pursuant hereto will be true at and as of the Closing Date as though made at the Closing Date and will survive the Closing Date for a period ending twelve (12) months after the Closing Date, and notwithstanding the completion of the transactions herein contemplated, the waiver of any condition contained herein (unless such waiver expressly releases ASPI of such representation, warranty, covenant or agreement), or any investigation by the Target, the same will remain in full force and effect for the said same twelve (12) month period after the Closing Date.

                                    ARTICLE 9
                                 CONFIDENTIALITY

9.1 Confidentiality. Each party agrees that all information provided to it by another party (collectively "Confidential Information") shall be held in complete confidence by it and by its advisors and representatives and shall not, without the prior written consent of that other party, be disclosed to any other person, nor used for any other purpose, other than in connection with the evaluation, negotiation and finalization of the transactions contemplated herein. However, a party's obligation does not apply to Confidential
Information:

     (a) which is generally available to third parties (unless available as a result of a breach of this Agreement);

     (b) which is lawfully in the possession of a party and which was not acquired directly or indirectly from another party; or

     (c) the disclosure of which is required by any applicable law or by any supervisory or regulatory body to whose rules a party is subject.

                                   ARTICLE 10
                                     NOTICES

10.1 Notices. All notices which may or are required to be given pursuant to any provision of this Agreement shall be given or made in writing and shall be served personally or by fax and in the case of:

     (a)  ASPI, addressed to:

                  ASPi Europe, Inc.
                  1940 West 11th Ave.
                  Vancouver, BC  V6J 2C6
                  Fax:  (604) 687-7684

     (b)  the Acquiror, addressed to:

                  ASPi Alberta Inc.
                  1940 West 11th Ave.
                  Vancouver, BC  V6J 2C6
                  Fax:  (604) 687-7684

     (c)  the Target, addressed to:

                  GrowthExperts Group Inc.
                  320 - 435 Columbia Street
                  New Westminster, BC  V3L 5N8
                  Fax:  (604) 519-2416

or such other address as the parties may, from time to time, advise to the other parties hereto by notice in writing. The date of receipt of any such notice shall be deemed to be the date of delivery.

                                   ARTICLE 11
                     AMENDMENT AND TERMINATION OF AGREEMENT

11.1 Amendment. This Agreement may at any time and from time to time before or after the Amalgamation be amended by written agreement of the parties hereto without, subject to applicable law, further notice to or authorization on the part of their respective shareholders and any such amendment may, without limitation:

     (a) change the time for performance of any of the obligations or acts of the parties hereto;

     (b) waive any inaccuracies or modify any representation or warranty contained herein or in any document delivered pursuant hereto;

     (c) waive compliance with or modify any of the covenants herein contained and waive or modify performance of any of the obligations of the parties hereto; or

     (d) waive compliance with or modify any other conditions precedent contained herein.

11.2 Termination. This Agreement may be terminated by mutual agreement of the respective boards of directors of the parties hereto, without further action on the part of the shareholders of the Acquiror or the Target prior to the Closing Date. This Agreement shall also terminate without further notice or agreement in the event that:

     (a) the Amalgamation is not approved by the required majority at the Amalgamation Meeting; or

     (b) by June 30, 2001, the Amalgamation has not been completed. For the purposes of this Section 11.2(b), the Amalgamation shall be deemed to have been completed upon the issuance of the Certificate of Amalgamation.

                                   ARTICLE 12
                                     GENERAL

12.1 Binding Effect. This Agreement shall be binding upon and enure to the benefit of the parties hereto.

12.2 Assignment. Neither party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other parties.

12.3 Public Disclosure. Subsequent to the execution of this Agreement, the parties agree to consult with each other before making any public disclosure or announcement of or pertaining to this Agreement and that any such disclosure or announcement shall be mutually satisfactory to both parties provided this Section shall not apply in the event either party hereto is advised by its counsel that certain disclosures or announcements, which the other party after reasonable notice will not consent to, are required to be made by applicable laws, stock exchange rules or policies of regulatory authorities having jurisdiction.

12.4 Expenses. Each party to this Agreement will be responsible for all of its own expenses, legal and other professional fees, disbursements, and all other costs incurred in connection with the negotiation, preparation, execution, and delivery of this Agreement and all documents and instruments relating hereto and the consummation of the transactions contemplated hereby.

12.5 Time of Essence. Time shall be of the essence of this Agreement.

12.6 Counterparts. This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

12.7 Electronic Means. Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date set forth on page one of this Agreement..

12.8 Entire Agreement. There are no representations, warranties, collateral agreements, or conditions except as herein specified.

12.9 Further Assurances. The parties will execute and deliver all such further documents, do or cause to be done all such further acts and things, and give all such further assurances as may be necessary to give full effect to the provisions and intent of this Agreement.

12.10 Proper Law. This Agreement will be governed by and construed in accordance with the law of British Columbia, and the parties hereby attorn to the jurisdiction of the Courts of competent jurisdiction of British Columbia in any proceeding hereunder. In accordance with the International Sale of Goods Act R.S.B.C. 1996, c. 236 and Article 6 of the United Nations Convention on Contracts for the International Sale of Goods set out in the schedule thereto, the parties hereby exclude from this Agreement, the application of the United Nations Convention on Contracts for the International Sale of Goods.

12.11 Remedies Cumulative. The remedies to which any party hereto may resort are cumulative and not exclusive of any other remedies allowed by law or equity to which such party may be entitled, and such party will be entitled to pursue any and all of its remedies concurrently, consecutively, and alternatively.

12.12 Schedules. The Schedules attached hereto are hereby incorporated into this Agreement and form a part hereof. All terms defined in the body of this Agreement will have the same meaning in the Schedules attached hereto.

12.13 Severability. If any covenant or other provision of this Agreement is invalid, illegal, or incapable of being enforced by reason of any rule of law or public policy, then such covenant or other provision will be severed from and will not affect any other covenant or other provision of this Agreement, and this Agreement will be construed as if such invalid, illegal, or unenforceable covenant or provision had never been contained in this Agreement. All other covenants and provisions of this Agreement will, nevertheless, remain in full force and effect and no covenant or provision will be deemed dependent upon any other covenant or provision unless so expressed herein.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.

                                     ASPI EUROPE, INC.

                                     Per:     "Damon Poole"
                                              ----------------------------------
                                              Authorized Signatory

                                     ASPI ALBERTA HOLDINGS INC.

                                     Per:     "Patrick McGrath"
                                              ----------------------------------
                                              Authorized Signatory

                                     GROWTHEXPERTS GROUP INC.

                                     Per:     "F. Thomas Winters III"
                                              ----------------------------------
                                              Authorized Signatory

                                   SCHEDULE A

                            Articles of Amalgamation

                                   SCHEDULE B



 Table of Exchangeable Shares issued to Shareholders of GrowthExperts Group Inc.

                                   SCHEDULE C

                            GrowthExperts Group Inc.

               First Amended and Restated Stock Option Certificate

                                   SCHEDULE D



           Table of Stock Options Granted by GrowthExperts Group Inc.

                                   SCHEDULE E



               2000 Stock Option Plan of GrowthExperts Group Inc.

                                   SCHEDULE F

                            GrowthExperts Group Inc.

                       Certificate of Non-U.S. Shareholder

                                   SCHEDULE G



                    Shareholders of GrowthExperts Group Inc.

                                   SCHEDULE H



           Material Contracts Disclosure of GrowthExperts Group Inc.

                                   SCHEDULE I



          Other Securities Issued and Outstanding of ASPi Europe, Inc.

                                   SCHEDULE J

                                Support Agreement

                                   SCHEDULE K

                          Voting and Exchange Agreement

                                   SCHEDULE L

               Amended and Restated Executive Employment Agreement

                                   SCHEDULE M

                  Rights and Restrictions of ASPI Special Share

                                   SCHEDULE N

                            GrowthExperts Group Inc.

                         Certificate of U.S. Shareholder